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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 KENNAMETAL INC.

             (Exact Name of Registrant as Specified in its Charter)

           Pennsylvania                                25-0900168
----------------------------------------   ------------------------------------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

         Kennametal Inc.
        Route 981 South at
   Westmoreland County Airport
      Latrobe, Pennsylvania                                15650
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(Address of Principal Executive Offices)                 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class             Name of Each Exchange on Which
to be so Registered             Each Class is to be Registered
-------------------             ------------------------------
FELINE PRIDES(SM) Unit          New York Stock Exchange


If this Form relates to the registration     If this Form relates to the registration
of a class of securities pursuant to         of a class of securities pursuant to
Section 12(b) of the Exchange Act and is     Section 12(g) of the Exchange Act and is
effective pursuant to General                effective pursuant to General
Instruction A(c), please check the           Instruction A(d), please check the
following box. [X]                           following box. [ ]

Securities Act registration statement file number to which this form relates:
333-40809.

Securities to be registered pursuant to Section 12(g) of the Act:  None



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The class of securities to be registered hereby is the FELINE PRIDES(SM) Unit ("FELINE PRIDES(SM)") of Kennametal Inc., a Pennsylvania corporation.

         For a description of the FELINE PRIDES(SM), reference is made to the Registration Statement on Form S-3 of Kennametal Inc. (the "Company"), among other registrants (Registration No. 333-40809), filed with the Securities and Exchange Commission on November 21, 1997 (the "Registration Statement"), and the forms of prospectus and prospectus supplement for the FELINE PRIDES(SM) included therein, which description is incorporated herein by reference. Definitive copies of the prospectus and the prospectus supplement describing the FELINE PRIDES(SM) will be filed pursuant to Rule 424(b) under the Securities
Act of 1933, as amended, and shall be incorporated by reference into this Registration Statement on Form 8-A. ("FELINE PRIDES(SM)" is a service mark of Merrill Lynch & Co. Inc.)

Item  2. Exhibits.

     1. Amended and Restated Articles of Incorporation of Kennametal Inc., as amended (incorporated herein by reference to Exhibit 3.1 to the Company's September 30, 1994 Form 10-Q).

     2. Rights Agreement dated October 25, 1990 (incorporated herein by reference to Exhibit 4 of the Company's Form 8-K dated October 23,
           1990).

     3. Form of Purchase Contract Agreement (including as Exhibit A the form of Income PRIDES and as Exhibit B the form of Growth PRIDES), between Kennametal Inc. and The First National Bank of Chicago as Purchase Contract Agent (incorporated herein by reference to Exhibit 4.2 to the Registration Statement).

     4. Form of Pledge Agreement, among Kennametal Inc., The Chase Manhattan Bank, as Collateral Agent and The First National Bank of Chicago, as Purchase Contract Agent (incorporated herein by reference to Exhibit
           4.3 of Amendment No. 2 to the Registration Statement).

     5. Certificate of Trust of Kennametal Financing I (incorporated herein by reference to Exhibit 4.4 of the Registration Statement).

     6.    Agreement of Trust of Kennametal Financing I

     7. Form of Amended and Restated Agreement of Trust, (incorporated herein by reference to Exhibit 4.6 of Amendment No. 2 to the Registration Statement).

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      8.   Form of Trust Preferred Security Certificate (incorporated herein by reference to Exhibit 4.6 of Amendment No. 2 to the Registration Statement).

      9. Form of Indenture between Kennametal Inc. and The First National Bank of Chicago, as Trustee (incorporated by reference to Exhibit 4.7 of Amendment No. 2 to the Registration Statement).


     10. Form of First Supplemental Indenture between Kennametal Inc. and The First National Bank of Chicago, as Trustee (incorporated herein by reference to Exhibit 4.8 of Amendment No. 2 to the Registration Statement).

     11. Form of Debenture of Kennametal (incorporated herein by reference to Exhibit 4.8 of Amendment No. 2 to the Registration Statement).

     12. Form of Preferred Securities Guarantee Agreement in respect of Kennametal Financing I, with respect to the Trust Preferred Securities (incorporated herein by reference to Exhibit 4.9 of Amendment No. 2 to the Registration Statement).



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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                KENNAMETAL INC.




Dated: January 20, 1998         By:   /s/ DAVID T. COFER
                                    -----------------------------------------
                                Name:   David T. Cofer
                                Title:  Vice President, Secretary and General
                                        Counsel